UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2006

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2006, Sontra Medical Corporation (“Sontra”) received a Nasdaq Staff deficiency letter (the “Letter”), indicating that Sontra is not in compliance with Marketplace Rule 4310(c)(2)(B), which requires that Sontra have either (i) a minimum of $2,500,000 in stockholders’ equity, (ii) $35,000,000 market value of listed securities, or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completely fiscal years.

The Letter also stated that Nasdaq is reviewing Sontra’s eligibility for continued listing on the Nasdaq Capital Market, and to facilitate this review, Sontra has until December 7, 2006 to submit to Nasdaq Sontra’s specific plan to achieve and sustain compliance with all the Nasdaq Capital Market’s listing requirements, including the time frame for completion of the plan. Sontra expects to submit its plan to Nasdaq on or before such date. If, after the conclusion of its review, Nasdaq determines that Sontra’s plan does not adequately address the issue of compliance with Nasdaq’s listing requirements, Nasdaq will provide Sontra written notification that its securities will be delisted. At that time, Sontra may appeal the decision to a Nasdaq Listing Qualifications Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

	By:	/s/ Harry G. Mitchell
Date: November 29, 2006		Harry G. Mitchell Chief Financial Officer (Principal Financial and Accounting Officer)